UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Quality Distribution, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-3239073
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3802 Corporex Park Drive, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-108344

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

    Common Stock, no par value per share

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock no par value per share, in the Prospectus included in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-108344), as amended from time to time, is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

1.	Amended and Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1.

2.	Amended and Restated By-laws of the Registrant incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1.

3.	Form of Certificate for Common Stock of the Registrant incorporated by reference to Exhibit 4.20 of the Registrant’s Registration Statement on Form S-1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Quality Distribution, Inc.
(Registrant)

Date: November 5, 2003	By	/s/ SAMUEL M. HENSLEY
Samuel M. Hensley
Vice President and Chief Financial Officer